UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 29, 2005
CELL ROBOTICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	5049-05 (Commission File Number)	84-1153295 (IRS Employer Identification Number)

2715 Broadbent Parkway N.E. Albuquerque, New Mexico (Address of principal executive offices)	87107 (Zip Code)
Registrant’s telephone number, including area code: (505) 343-1131
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Eutimio L. Sena has accepted a consulting engagement with another firm and stepped down as President & CEO. Mr. Sena was appointed to this position on June 16, 2003. Mr. Sena remains as a director of the Company.
     James S. Toreson, age 63, has been appointed President & CEO. Mr. Toreson has over 25 years of executive management experience in business environments that include start-ups, initial public offerings, far-east joint ventures and turn-arounds. He most recently held the position of President, Onshore, Inc. involved with consulting start up and small, publicly traded companies. Mr. Toreson holds a BSEE and MSEE from the University of Michigan and a Doctorate from the University of Nevada and has done post-graduate work in computer technology at the University of Pennsylvania and the University of Santa Clara.
     Lawrence Madoff, MD, age 70 accepted an appointment to the Board of Directors. Dr. Madoff completed his undergraduate studies at New York University and received his medical degree from the University of Geneva, Switzerland. He has active medical licenses in Nevada, California, Hawaii and New York where he has practiced since 1970 in the areas of general medicine, emergency medicine, pediatrics, and acupuncture. Dr. Madoff most recently held the positions of Chief Operating Officer and Chief Financial Officer for NanoSignal, Inc. a medical software company.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELL ROBOTICS INTERNATIONAL, INC.
Date: September 2, 2005	By:	/s/ James Toreson
James Toreson,
President & Chief Executive Officer